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                                                                     EXHIBIT 4.2


                             [FORM OF FACE OF NOTE]

                           TRANSWESTERN HOLDINGS L.P.
                (formerly TransWestern Publishing Company, L.P.)
                                TWP CAPITAL CORP.

                      11 7/8% SENIOR DISCOUNT NOTE DUE 2008


               This Note is issued with original issue discount for purposes of
Section 1271 et seq. of the Internal Revenue Code. For each $1,000 of principal amount at maturity of this Note, the issue price is $561.16 and the amount of original issue discount is $438.84. The issue date of this Security is November 12, 1997 and the yield to maturity is 11 7/8%.

Number                                                        CUSIP

               TransWestern Holdings L.P. (formerly TransWestern Publishing Company, L.P.), a Delaware limited partnership (the "Company," which term includes any successor corporation), and TWP Capital Corp., a Delaware corporation (jointly and severally, together with the Company, the "Issuers"), for value received promise to pay to or registered assigns the principal sum of
($    ), on November 15, 2008.

               Interest Payment Dates: May 15 and November 15, commencing May 15, 2003

               Record Dates:  May 1 and November 1

               This Note shall not be valid or obligatory for any purpose until the certificate of authentication shall have been executed by the Trustee by its manual signature.

               Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.



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               IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized Officers.


                                            TRANSWESTERN HOLDINGS L.P.
                                            (formerly TransWestern Publishing
                                              Company, L.P.)


                                            By:  TransWestern Communications
                                                   Company, Inc., its general
                                                   partner

                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            TWP CAPITAL CORP.

                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

Certificate of Authentication:
This is one of the 11 7/8% Senior
Discount Notes due 2008 referred to in
the within-mentioned Indenture

Dated:

WILMINGTON TRUST COMPANY,
as Trustee

By:
    ----------------------------------
    Authorized Signatory

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                                                                  (REVERSE SIDE)


                           TRANSWESTERN HOLDINGS L.P.
                (formerly TransWestern Publishing Company, L.P.)
                                TWP CAPITAL CORP.

                      11 7/8% SENIOR DISCOUNT NOTE DUE 2008

1.      INTEREST.

               TransWestern Holdings L.P. (formerly TransWestern Publishing Company, L.P.), a Delaware limited partnership (the "Company"), and TWP Capital Corp., a Delaware corporation (together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing on May 15, 2003, at the rate of 11 7/8% per annum. The Accreted Value of the Notes shall increase in the manner provided in the Indenture. Commencing November 15, 2002, interest is payable at the option of the Company, in whole but not in part, at the rate of 13 3/8% per annum by the issuance of additional Notes (valued at 100% of the face amount thereof) in lieu of cash interest; provided, however, that in connection with any redemption or repurchase of the Notes as permitted or required by the Indenture and upon the acceleration of the Notes, all accrued interest shall be payable solely in cash. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 15, 2002.

               The principal of this Note shall not bear or accrue interest until November 15, 2002, except in the case of a default in payment of Accreted Value or principal and/or premium, if any, upon acceleration, redemption or purchase and, in such case, the overdue principal and any overdue premium shall bear interest at the rate of 13 7/8% per annum (compounded semiannually on each May 15 and November 15) (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. To the extent, but only to the extent, interest on amounts in default constituting original issue discount prior to November 15, 2002 is not permitted by law, original issue discount shall continue



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to accrete until paid or duly provided for. On or after November 15, 2002, interest on overdue principal and premium, if any, and, to the extent permitted by law, on overdue installments of interest will accrue, until the principal and premium, if any, and overdue installments of interest are paid or duly provided for, at the rate of 13 7/8% per annum. Interest on defaulted amounts is payable at the option of the Company, in whole but not in part, at the rate of 15 7/8% per annum by the issuance of additional Notes (valued at 100% of the face amount thereof) in lieu of cash interest. Interest on defaulted amounts shall be payable on a special record date as provided in the Indenture.

2.      METHOD OF PAYMENT.

               The Issuers will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the May 1 or November 1 preceding the Interest Payment Date (whether or not such day is a Business
Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers will pay Accreted Value or principal, premium, if any, and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay Accreted Value or principal, premium, if any, and interest by check payable in such money. They may mail an interest check to the Holder's registered address.

3.      PAYING AGENT AND REGISTRAR.

               Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Issuers nor any of their Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar.

4.      INDENTURE; RESTRICTIVE COVENANTS.

               The Issuers issued this Note under an Indenture dated as of November 12, 1997 (the "Indenture") among the Issuers and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
Sections 77aaa-77bbbb) as



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in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

               The Notes are senior unsecured obligations of the Issuers limited to $57,916,000 aggregate principal amount at maturity. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of capital stock by Subsidiaries of the Issuers, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Issuers and their Restricted Subsidiaries, certain other restricted payments by the Issuers and their Restricted Subsidiaries, certain transactions with, and investments in, their affiliates, certain sale and lease-back transactions and a provision regarding change-of-control transactions.

5. OPTIONAL REDEMPTION.

               The Issuers, at their option, may redeem the Notes, in whole or in part, at any time on or after November 15, 2002 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of principal amount at maturity), set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the twelve month period beginning on November 15 of each year listed below:


Year                                                Redemption Price
----                                                ----------------
2002.........................................          105.938%
2003.........................................          103.958%
2004.........................................          101.979%
2005 and thereafter..........................          100.000%

               Notwithstanding the foregoing, the Issuers, at their option, may redeem all, but not less than all, of the aggregate principal amount of the Notes outstanding at any time prior to November 15, 2002 at a redemption price equal to 111.875% of the Accreted Value thereof, out of the Net Proceeds of one or more Public Equity Offerings; provided, however, that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.



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6.      NOTICE OF REDEMPTION.

               Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, Accreted Value will cease to accrete or interest will cease to accrue, as the case may be, on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

7.      OFFERS TO PURCHASE.

               The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accor dance with the procedures set forth in the Indenture. The Issuers are also required to make an offer to purchase Notes upon the occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

8.      REGISTRATION RIGHTS.

               Pursuant to the Registration Rights Agreement among the Issuers, CIBC Oppenheimer Corp. and First Union Capital Markets Corp., as initial purchasers of the Notes, the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional amounts in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9.      DENOMINATIONS, TRANSFER, EXCHANGE.



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               The Notes are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before the mailing of notice of redemption of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.     PERSONS DEEMED OWNERS.

               The registered Holder of this Note may be treated as the owner of it for all purposes.

11.     UNCLAIMED MONEY.

               If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their written request. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an "aban doned property" law designates another person.

12.     AMENDMENT, SUPPLEMENT AND WAIVER.

               Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Issuers and the Trustee with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount at maturity of the Notes then outstanding. Without the consent of Holders, the Issuers and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or



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making any other change that does not materially and adversely affect the rights of any Holder.

13.     SUCCESSOR ENTITY.

               When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

14.     DEFAULTS AND REMEDIES.

               Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(6) or (7) of the Indenture with respect to either of the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding, may declare the Notes to be immediately due and payable in an amount equal to (x) the Accreted Value of the Notes outstanding on the date of acceleration, if such declaration is made on or prior to November 15, 2002, or (y) the entire principal amount at maturity of the Notes outstanding on the date of acceleration plus accrued but unpaid interest, if any, to the date of acceleration, if such declaration is made after November 15, 2002, and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facility or the Senior Subordinated Notes, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under the Senior Credit Facility or the Senior Subordinated Notes or five Business Days after receipt by the Company, the representative of the lenders under the Senior Credit Facility and the trustee under the indenture relating to the Senior Subordinated Notes of notice of the acceleration of the Notes; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated Accreted Value, principal, premium, if any, or interest that has become due solely because of the



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acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to either of the Issuers occurs, the Accreted Value or principal and all premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

15.     TRUSTEE DEALINGS WITH THE ISSUERS

               The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

16.     NO RECOURSE AGAINST OTHERS.

               As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17.     DEFEASANCE AND COVENANT DEFEASANCE.

               The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuers with certain conditions set forth in the Indenture.

18.     ABBREVIATIONS.

               Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint



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tenants with right of survivorship and not as tenants in common), CUST (=
Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

19.     CUSIP NUMBERS.

               Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.     GOVERNING LAW.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

               THE ISSUERS WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.
REQUESTS MAY BE MADE TO:  TRANSWESTERN HOLDINGS L.P., 8344
Clairemont Mesa Boulevard, San Diego, California 92111,
Attention:  Executive Vice President - Chief Financial Officer.



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                                   ASSIGNMENT


I or we assign and transfer this Note to:

        (Insert assignee's social security or tax I.D. number)
----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------
        (Print or type name, address and zip code of assignee)

and irrevocably appoint:

----------------------------------------------------------------------------

----------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                             Your Signature:
      --------------                             -------------------------------
                                                  (Sign exactly as your
                                                  name appears on the
                                                  other side of this Note)


        Signature Guarantee:
                             -------------------------------------



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                       OPTION OF HOLDER TO ELECT PURCHASE


               If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture, check the appropriate box:

               [ ]  Section 4.10      [ ]  Section 4.18

               If you want to have only part of the Note purchased by the pursuant to Section 4.10 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$
 ------------------------
Date:
      -------------------

               Your Signature:
                              --------------------------------------------
                                    (Sign exactly as your name appears on
                                    the face of this Note)





--------------------------
Signature Guaranteed


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